Exhibit 99.1
FOR IMMEDIATE RELEASE
AXS-One Contact:
Peter Moore
GlobalFluency
646-652-5205
pmoore@globalfluency.com
AXS-One Third Quarter Contract Wins
Demonstrate Continued Growth of New License Revenue
New global customers emphasize competitive superiority of AXS-One
Compliance Platform™
Rutherford, N.J., Oct. 2, 2008 — AXS-One Inc. [OTCBB: AXSO], a leading provider of high-performance records compliance management (RCM) solutions, today announced a number of contract wins, all signed during its third fiscal quarter ended September 30, 2008.
The Company closed 15 deals worldwide, including contracts with seven new customers. These include:
•	The company’s first contract for Dynamic Data Migrator, AXS-One’s patent-pending data migration product announced in June 2008

•	Major competitive replacements at two of the world’s largest financial services companies

•	The Company’s largest win to date for Sun JMS archiving at one of the world’s largest conglomerates

•	A win from a leader in the entertainment distribution industry who purchased the AXS-One Compliance Platform on the advice of outside counsel to address e-discovery requirements.
These contracts, representing license revenues of $1.3 million to $1.5 million for the third quarter (pending audit review), demonstrate that the Company is accelerating its momentum of license and revenue growth. Full details of AXS-One’s third quarter financial results will be available later this month.
Bill Lyons, Chief Executive Officer of AXS-One, commented, “AXS-One continues to win new business with corporations across different industries and confirms that we are gaining traction around the world. We are also expanding our penetration of existing customers with our platform. We are confident that our technical and domain superiority is being recognized because we competed successfully against intense competition for the new business closed during the quarter, particularly in those accounts where we replaced an existing archiving solution. Our alliance with Microsoft to expand our role in facilitating migration from Lotus Notes to Exchange is also accelerating, and we see this contributing to our business in the fourth quarter and throughout next year. Our platform accelerates the ability for enterprises to migrate e-mail platforms by providing the only zero conversion migration solution available in the market.”
“The crisis and resulting consolidation of the financial services market will have an important impact on requirements for archiving and electronic records management. The ensuing mergers and acquisitions are highlighting the need to support mixed messaging environments — and in the future data migration — with a single, scalable archive. The inevitable deluge of subpoenas, discovery orders and regulatory investigations mean that highly scalable search, e-discovery and case management capabilities across multiple record types is critical. Only AXS-One can deliver these capabilities.”
About AXS-One Inc.
AXS-One Inc. (OTCBB: AXSO) is a leading provider of high performance Records Compliance Management software solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, FINRA 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore and United Kingdom For further information, visit the AXS-One website at http://www.axsone.com
AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; risks relating to liquidity; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One’s most current Form 10-K and other subsequent Securities and Exchange Commission filings.